                                                                      EX-10.01



                          LOAN AND SECURITY AGREEMENT


                                 BY AND BETWEEN

                         CONGRESS FINANCIAL CORPORATION
                                   AS LENDER

                                      AND

                               THE RUG BARN, INC.
                            HOME INNOVATIONS, INC.,
                             A DELAWARE CORPORATION
                            CALVIN KLEIN HOME, INC.
                            R.A. BRIGGS AND COMPANY
                                  AS BORROWERS

                                      AND

                         DECORATIVE HOME ACCENTS, INC.
                              DRAYMORE MFG. CORP.
                                 AS GUARANTORS

                                      AND

                            HOME INNOVATIONS, INC.,
                             A NEW YORK CORPORATION


                           DATED:  NOVEMBER 12, 1996

<Capition>


                                         TABLE OF CONTENTS
                                         -----------------
                                                                                         Page
                                                                                         ----



SECTION 1.   DEFINITIONS ................................................................ -1-
             ----------

SECTION 2.    CREDIT FACILITIES ........................................................ -11-
              -----------------
     2.1      Revolving Loans .......................................................... -11-
              ---------------
     2.2      Letter of Credit Accommodations .......................................... -12-
              -------------------------------
     2.3      Availability Reserves .................................................... -14-
              ---------------------
     2.4      Borrowers' Representative ................................................ -14-
              --------------------------
     2.5      Merger of HI New York into HI Delaware ................................... -14-
              --------------------------------------

SECTION 3.    INTEREST AND FEES ........................................................ -15-
              -----------------
     3.1      Interest ................................................................. -15-
              --------
     3.2      Closing Fee .............................................................. -16-
              -----------
     3.3      Servicing Fee ............................................................ -16-
              -------------
     3.4      Unused Line Fee .......................................................... -17-
              ---------------
     3.5      Changes in Laws and Increased Costs of Loans ............................. -17-
              -------------------------------------------

SECTION 4.    CONDITIONS PRECEDENT ..................................................... -17-
              -------------------
     4.1      Conditions Precedent to Initial Loans and Letter of Credit Accommodations. -18-
              -------------------------------------------------------------------------
     4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations .... -19-
              -------------------------------------------------------------------------

SECTION 5.    GRANT OF SECURITY INTEREST................................................ -19-
              --------------------------

SECTION 6.    COLLECTION AND ADMINISTRATION ............................................ -20-
              -----------------------------
     6.1      Borrower's Loan Account .................................................. -20-
              -----------------------
     6.2      Statements ............................................................... -21-
              ----------
     6.3      Collection of Accounts ................................................... -21-
              ----------------------
     6.4      Payments ................................................................. -22-
              --------
     6.5      Authorization to Make Loans .............................................. -22-
              ---------------------------
     6.6      Use of Proceeds .......................................................... -23-
              ---------------

SECTION 7.    COLLATERAL REPORTING AND COVENANTS ....................................... -23-
              ----------------------------------
     7.1      Collateral Reporting ..................................................... -23-
              --------------------
     7.2      Accounts Covenants ....................................................... -23-
              ------------------
     7.3      Inventory Covenants ...................................................... -25-
              -------------------
     7.4      Equipment Covenants ...................................................... -26-
              ------------------
     7.5      Power of Attorney ........................................................ -26-
              -----------------
     7.6      Right to Cure ............................................................ -26-
              -------------
     7.7      Access to Premises ....................................................... -27-
              ------------------

SECTION 8.    REPRESENTATIONS AND WARRANTIES ........................................... -27-
              ------------------------------
     8.1      Corporate Existence, Power and Authority; Subsidiaries ..................  -27-
              ------------------------------------------------------

                                                                                          Page
                                                                                          ----
     8.2      Financial Statements; No Material Adverse Change ......................... -28-
              ------------------------------------------------
     8.3      Chief Executive Office; Collateral Locations ............................. -28-
              --------------------------------------------
     8.4      Priority of Liens; Title to Properties ................................... -28-
              -------------------------------------
     8.5      Tax Returns .............................................................. -28-
              -----------
     8.6      Litigation ............................................................... -28-
              ----------
     8.7      Compliance with Other Agreements and Applicable Laws ..................... -29-
              ----------------------------------------------------
     8.8      Employee Benefits ........................................................ -29-
              -----------------
     8.9      Environmental Compliance ................................................. -29-
              ------------------------
     8.10     Accuracy and Completeness of Information ................................. -30-
              ---------------------------------------
     8.11     Survival of Warranties; Cumulative ....................................... -30-
              ----------------------------------

SECTION 9.    AFFIRMATIVE AND NEGATIVE COVENANTS ....................................... -31-
              ----------------------------------
     9.1      Maintenance of Existence ................................................. -31-
              ------------------------
     9.2      New Collateral Locations ................................................. -31-
              ------------------------
     9.3      Compliance with Laws, Regulations, Etc ................................... -31-
              --------------------------------------
     9.4      Payment of Taxes and Claims .............................................. -32-
              ---------------------------
     9.5      Insurance ................................................................ -33-
              ---------
     9.6      Financial Statements and Other Information ............................... -33-
              ------------------------------------------
     9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc .................. -34-
              ------------------------------------------------------
     9.8      Encumbrances ............................................................. -36-
              ------------
     9.9      Indebtedness ............................................................. -36-
              ------------
     9.10     Loans, Investments, Guarantees, Etc ...................................... -38-
              -----------------------------------
     9.11     Dividends and Redemptions ................................................ -39-
              -------------------------
     9.12     Transactions with Affiliates ............................................. -40-
              ---------------------------
     9.13     Adjusted Tangible Net Worth .............................................. -40-
              ---------------------------
     9.14     Compliance with ERISA .................................................... -41-
              ---------------------
     9.15     Costs and Expenses ....................................................... -41-
              ------------------
     9.16     Agreements  .............................................................. -42-
              ----------
     9.17     Further Assurances ....................................................... -42-
              ------------------

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES ........................................... -43-
              ------------------------------
     10.1     Events of Default ........................................................ -43-
              -----------------
     10.2     Remedies ................................................................. -45-
              --------

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS
              AND CONSENTS; GOVERNING LAW     .......................................... -46-
              --------------------------------
     11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver .... -46-
              ---------------------------------------------------------------------
     11.2     Waiver of Notices ........................................................ -48-
              -----------------
     11.3     Amendments and Waivers  .................................................. -48-
              ---------------------
     11.4     Waiver of Counterclaims .................................................. -48-
              -----------------------
     11.5     Indemnification .......................................................... -48-
              ---------------

SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS ......................................... -48-
              --------------------------------
     12.1     Term ..................................................................... -48-
              ----
     12.2     Notices .................................................................. -50-
              -------
     12.3     Partial Invalidity ....................................................... -50-
              ------------------


                                                                                         Page
                                                                                         ----

     12.4     Successors ............................................................... -50-
              ---------
     12.5     Participant's Security Interest .......................................... -50-
              -------------------------------
     12.6     Entire Agreement ......................................................... -50-
              ----------------

                                    INDEX TO
                             EXHIBITS AND SCHEDULES



          Exhibit A         Information Certificate

          Schedule 1.3      Calculation of Adjusted Tangible Net Worth

          Schedule 8.4      Existing Liens

          Schedule 8.9      Environmental Compliance

          Schedule 9.12     Transactions with Affiliates

          Schedule 10.1(d)  Excluded Litigation

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     This Loan and Security Agreement dated November 12, 1996 is entered into by and between CONGRESS FINANCIAL CORPORATION, a California corporation ("Lender"), and THE RUG BARN, INC., a South Carolina corporation, HOME INNOVATIONS, INC., a Delaware corporation ("HI Delaware"), CALVIN KLEIN HOME, INC., a Delaware corporation, and R.A. BRIGGS AND COMPANY, an Illinois corporation (each individually, a "Borrower" and any two or more collectively, the "Borrowers"), and DECORATIVE HOME ACCENTS, INC., a Delaware corporation, and DRAYMORE MFG. CORP., a North Carolina corporation (each a "Guarantor" and collectively, the "Guarantors"), and HOME INNOVATIONS, INC., a New York corporation ("HI New York").


                               W I T N E S E T H:


     WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

     WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1. DEFINITIONS


     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to a Borrower, a Guarantor, and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

        1.1 "Accounts" shall mean all present and future rights of a Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance, including, without limitation, any such rights to payment evidenced by an invoice or otherwise generated in the name of QTI Sports, Inc., International Textiles, Inc., or any other names or trade names used by any Borrower.

        1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum
(rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective date of any change in the Reserve Percentage.

        1.3 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount, calculated in the same manner as set forth on Schedule 1.3, equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals); minus (b) the net book value of (i) deferred assets, other than prepaid insurance, prepaid taxes, deferred income taxes, prepaid advertising, deposits, and other prepaid costs, (ii) patents, copyrights, trademarks, trade names, licenses, customer lists, franchises, goodwill, and other similar intangibles, (iii) amounts due from affiliates and stockholders, and (iv) unamortized debt discount and expense.

        1.4     "Aggregate Maximum Credit" shall mean the amount of $50,000,000.

        1.5 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith in accordance with its customary credit policies reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to a Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith in accordance with its customary credit policies, do or may affect either (i) the Collateral or its value, (ii) the assets, business or prospects of any Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

     1.6 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.7 "Borrowers' Representative" shall mean The Rug Barn, Inc. or any other Borrower subsequently designated in writing by Borrowers from time to time to act as the agent and representative of Borrowers in accordance with
Section 2.4.

     1.8 "Business Day" shall mean (a) for the Prime Rate Loans, any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, and (b) for all Eurodollar Rate Loans, any such day as described in (a) above in this definition of Business Day, excluding any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     1.9 "Certificate of Designation" shall mean the Certificate of Designation, Rights, and Preferences with respect to the Preferred Stock which constitutes a part of the Certificate of Incorporation of Holdings, as the same may be in effect on the date hereof or as amended, modified, supplemented, restated, or replaced hereafter in accordance with this Agreement.

     1.10 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.11   "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.12 "Cost" shall mean, as to any Inventory of a Borrower, the cost thereof on a first-in, first-out basis as would be reflected on a balance sheet of such Borrower prepared in accordance with GAAP.

     1.13 "Eligible Accounts" of a Borrower shall mean Accounts created by such Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

            (a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

            (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them, or more than sixty (60) days after the original due date for them, provided, however, that otherwise Eligible Accounts of The Rug Barn, Inc. that are unpaid more than ninety (90) days after the date of the original invoice for them, shall be considered Eligible Accounts if such Accounts are not unpaid more than fifteen (15) days after the original due date for them or more than one hundred fifty (150) days after the original invoice date for them (Accounts meeting such criteria being referred to as "Extended Rug Barn Accounts"), provided, further, that the Net Amount of Eligible Accounts comprised of Extended Rug Barn Accounts shall not at any time exceed $3,000,000 during the months of January through October in any year or $6,000,000 during the months of November and December in any year;

           (c) such Accounts, to the extent to be included as Eligible Accounts, comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

           (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent, except sales by The Rug Barn, Inc. that provide the account debtor with a right of return in accordance with such Borrower's customary return practices disclosed to Lender;

           (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

           (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

           (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (except that any such Accounts that are otherwise Eligible Accounts shall be included in Eligible Accounts to the extent of any amount in excess of the maximum potential amount of such counterclaims, defense, dispute, or offset, as determined by Lender in its good faith judgment, and so long as, in the case of offsets arising from transactions between such Borrower and the account debtor, such Borrower has reported the amount of its liabilities to the account debtor on such Borrower's schedule of Accounts delivered pursuant to
Section 7.1, in such detail as Lender may require);

           (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

           (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

           (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with any Borrower or Guarantor directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

           (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

           (l) there are no proceedings or actions which are pending or overtly threatened against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

           (m) such Accounts of a single account debtor or its affiliates do not constitute more than twenty-five (25%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage shall be deemed Eligible Accounts to the extent otherwise constituting Eligible Accounts);

           (n) such Accounts are not owed by an account debtor whose Accounts that would not be Eligible Accounts by virtue of clause (b) of this Section constitute more than fifty (50%) percent of the total Accounts of such account debtor;

           (o) such Accounts are owed by account debtors whose total indebtedness to all Borrowers does not exceed any credit limit with respect to such account debtors established by Lender in good faith from time to time (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts); and

           (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender in good faith in accordance with its customary credit policies.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith in accordance with its customary credit policies. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

     1.14 "Eligible Inventory" of a Borrower shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of such Borrower and raw materials for such finished goods which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in a Borrower's business; (f) Inventory at premises other than those owned or leased and controlled by a Borrower; (g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods, except if Lender shall have received an agreement in writing from the customer, in form and substance acceptable to

Lender, confirming that such goods are the unrestricted property of such Borrower unless and until the customer takes delivery of the goods; (i) obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory; and (l) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith in accordance with its customary credit policies. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.15 "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time thereafter in effect, applicable to a Borrower's business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, material or wastes.

     1.16 "Equipment" of a Borrower shall mean all of such Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.17 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.18 "ERISA Affiliate" shall mean any person required to be aggregated with a Borrower or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.19 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers and approved by Lender) on or about 9:00 a.m. (New York City time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to a Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by such Borrower.

     1.20 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.21 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.22 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the aggregate amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value or Cost of Eligible Inventory, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Aggregate Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus
(ii) the aggregate amount of all trade payables of Borrowers which are more than forty-five (45) days past due as of such time.

     1.23 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.24 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied.

     1.25 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or manmade petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including and other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

     1.26 "Holdings" shall mean Decorative Home Accents, Inc., a Delaware corporation.

     1.27 "Indenture" shall mean the Indenture dated as of July 13, 1995, between Holdings and American Bank National Association, as Trustee, as the same may be amended, modified, supplemented, renewed, extended, restated, or replaced in accordance with this Agreement.

     1.28 "Information Certificate" shall mean the Information Certificate of Holdings, Borrowers and the other Guarantors, constituting Exhibit A hereto containing material information with respect to Holdings, Borrowers, and the other Guarantors, their business and assets provided by or on behalf of such Persons to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.29 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as a Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, a Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.30 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of five-eighths of one (5/8%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three and one-quarter (3-1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to such Borrower); provided, that, the Interest Rate shall mean the rate of two and five-eighths (2-5/8%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five and one-quarter (5-1/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period on and after the date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing as determined by Lender and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against any Borrower) and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

     1.31 "Inventory" of a Borrower shall mean all of such Borrower's now owned and hereafter existing or acquired raw materials, work-in-process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

     1.32 "Inventory Sublimit" shall mean, as to a Borrower, at any time, the lesser of (a) $25,000,000 minus the then aggregate outstanding principal amount of Loans made to all of the other Borrowers on the basis of the formulas in Section 2.1(a)(ii) or (b) the amount set forth below opposite the name of such Borrower:



Borrower                 Inventory Sublimit
--------                 ------------------
The Rug Barn, Inc.               $7,000,000
HI Delaware                     $11,000,000
Calvin Klein Home, Inc.          $5,500,000
R.A. Briggs and Company          $6,000,000


     1.33 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or any Obligor or
(b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or any Obligor of its obligations to such issuer.

     1.34     "Loans" shall mean the Revolving Loans.

     1.34A    "Material Adverse Effect" shall mean a material adverse effect on:
(a) any Borrower's or Guarantor's assets, property, business, prospects, or condition, financial or otherwise; or (b) the Collateral or Lender's security interest therein; or (c) any Borrower's or Guarantor's ability to pay or perform the Obligations; or (d) any of Lender's rights and remedies under the Financing Agreements or applicable law or Lender's ability to enforce any of such rights and remedies.

     1.35 "Maximum Credit" shall mean as to any Borrower the amount set forth below opposite the name of such Borrower:


Borrower                 Maximum Credit
--------                 --------------
The Rug Barn, Inc.          $16,000,000
HI Delaware                 $21,000,000
Calvin Klein Home, Inc.      $7,000,000
R.A. Briggs and Company     $13,000,000


     1.36 "Net Amount of Eligible Accounts" of a Borrower shall mean the gross amount of Eligible Accounts of such Borrower less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.37 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any one or more Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor under its Guarantees of the Obligations of the other Borrowers or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to a Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     1.38 "Obligor" shall mean any Guarantor or any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

     1.39 "Orderly Liquidation Value Percentage" shall mean, as to any category of a Borrower's Inventory, the percentage determined by dividing (a) eighty (80%) percent of the orderly liquidation value of all of such Borrower's Inventory of such category as set forth in the most recent acceptable appraisal of Inventory received by Lender, net of operating and liquidation expenses and commissions, by (b) the cost of the Inventory of such category subject to the appraisal.

     1.40 "Participant" shall mean any person which at any time participates with Lender in respect of the Loans, the Letter of Credit Accommodations or other Obligations or any portion thereof.

     1.41 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

     1.42 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), business trust, limited liability company, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.43 "Preferred Stock" shall mean the 14% Cumulative Redeemable Preferred Stock of Holdings.

     1.44 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.45 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

     1.46 "Records" shall mean all of a Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

     1.47 "Reference Bank" shall mean CoreStates Bank, N.A., or such other bank as Lender may from time to time designate.

     1.48 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis
(involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.49 "Senior Notes" shall mean the 13% Senior Notes due 2002 of Holdings, in the initial principal face amount of $125,000,000.

     1.50 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) Cost or (b) market value.

SECTION 2.   CREDIT FACILITIES

    2.1 Revolving Loans.

             (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to each Borrower from time to time in amounts requested by such Borrower or the Borrowers' Representative, the aggregate outstanding amount of which shall not at any time exceed (subject to adjustment pursuant to Section 2.1(b)) the sum of:

                 (i) eighty (80%) percent (or eighty-five (85%) percent in the case of The Rug Barn, Inc.) of the Net Amount of Eligible Accounts of such Borrower, plus

                 (ii) the lesser of: (A) the sum of (1) the lesser of (a) sixty (60%) percent of the Value of Eligible Inventory of such Borrower consisting of finished goods or (b) commencing subsequent to the receipt of the first new appraisal subsequent to the date hereof, the Orderly Liquidation Value Percentage of the Cost of such Eligible Inventory plus (2) the lesser of (a) sixty (60%) percent of the Value of Eligible Inventory of such Borrower consisting of raw materials for such finished goods or (b) commencing subsequent to the receipt of the first new appraisal subsequent to the date hereof, the Orderly Liquidation Value Percentage of the Cost of such Eligible Inventory, or (B) the amount equal to: (1) such Borrower's Inventory Sublimit minus (2) sixty (60%) percent of the then undrawn amounts of the outstanding Letter of Credit Accommodations to such Borrower for the purpose of purchasing goods, less

                 (iii) any Availability Reserves.

             (b) Lender may, in its discretion, from time to time, upon not less than five (5) Business Days prior notice to a Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith in accordance with its customary credit policies that:
(A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines in good faith in accordance with its customary credit policies that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect, or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

             (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding to all Borrowers at any time shall not exceed the Aggregate Maximum Credit, and the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding to any Borrower at any time shall not exceed the Maximum Credit for such Borrower. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(c) or the Maximum Credit or Aggregate Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

     2.2 Letter of Credit Accommodations.

             (a) Subject to, and upon the terms and conditions contained herein, at the request of a Borrower or the Borrowers' Representative, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of a Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to such Borrower pursuant to this Section 2.

             (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, each Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-half (1-1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations to such Borrower for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of such Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

             (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to the applicable Borrower (subject to such Borrower's Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the amount equal to
(1) the percentage (expressed as a decimal fraction) equal to 100% minus the percentage then applicable to such category of Eligible Inventory under Section 2.1(a)(ii)(A) multiplied by (2) the cost of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to such Borrower shall be reduced by the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

             (d) Except in Lender's discretion, (i) the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations to all Borrowers made or incurred by Lender in connection therewith, shall not at any time exceed $7,500,000 and (ii) the amount of all outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed: (A) $25,000,000 minus (B) the amount of the then outstanding Revolving Loans to all Borrowers based on Eligible Inventory pursuant to Section 2.1(a)(ii) hereof. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, each Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations to such Borrower or furnish cash collateral to Lender for the Letter of Credit Accommodations to such Borrower, and in either case, the Revolving Loans otherwise available to such Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

             (e) Each Borrower shall jointly and severally indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each
Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

             (f) Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Each Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower. Lender shall have the sole and exclusive right and authority to, and no Borrower shall: (i) at any time an Event of Default exists or has occurred and is continuing and Lender has advised the applicable Borrower that such Borrower's right to take the following actions has been revoked, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in a Borrower's name.

             (g) Any rights, remedies, duties or obligations granted or undertaken by a Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by the applicable Borrower to Lender and to apply in all respects to such Borrower.

     2.3 Availability Reserves. All Revolving Loans otherwise available to any Borrower pursuant to the lending formulas and subject to such Borrower's Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves. Without limiting the generality of the foregoing, Borrowers agree that, if any Borrower fails to obtain the agreement described in Section 4.1(e) from a lessor of any premises on which Collateral is located, Lender may establish an Availability Reserve with respect to all Borrowers that maintain Collateral at such premises, in an amount (in the aggregate) equal to not more than three months' rent for such premises under the lease therefor as in effect from time to time.

     2.4 Borrowers' Representative. Each of the Borrowers hereby appoints the Borrowers' Representative as its agent and representative for the purposes of all communications between such Borrower and Lender under this Agreement or any of the other Financing Agreements, including, without limitation: making requests for Loans or Letter of Credit Accommodations; giving notices to Lender and receiving notices from Lender; and giving any direction or instruction to Lender contemplated by this Agreement. Each of the Borrowers hereby authorizes and directs Lender to act in accordance with any and every request, notice, instruction, or direction received on such Borrower's behalf from the Borrower's Representative, without requiring Lender to confirm such Borrower's authorization therefor, and each Borrower hereby releases Lender from and indemnifies Lender and holds Lender harmless against any liability, claim, loss, damages, cost, or expense arising from or relating in any way to Lender's acting upon such request, notice, instruction, or direction. Notwithstanding the foregoing, Lender may require a Borrower to confirm such request, notice, instruction, or direction, or to execute personally any agreement or instrument between such Borrower and Lender, whenever Lender in its sole discretion deems it necessary or desirable to do so.

     2.5 Merger of HI New York into HI Delaware. Holdings, HI Delaware, and HI New York represent and warrant to Lender that HI New York has been merged into HI Delaware under the applicable laws of the State of Delaware and that documents to effect a merger of HI New York into HI Delaware have been filed with the Department of State of the State of New York but have not yet become effective. In order to reflect the fact that such merger has not become effective in the State of New York, HI New York has become a party to this Agreement in order to grant a security interest under Section 5 in any Collateral that may be deemed owned by it or in which it may be deemed to have an interest. For the purposes of determining the Eligible Accounts and Eligible Inventory of HI Delaware, any such property deemed to be owned by HI New York or in which HI New York may be deemed to have an interest shall be considered property of HI Delaware. HI New York shall be jointly and severally liable for all of the Obligations of HI Delaware, including, without limitation, all of HI Delaware's Obligations under guarantees of the other Borrower's Obligations. Holdings, HI Delaware, and HI New York covenant and agree to take all necessary action in order for the merger of HI New York into HI Delaware to become effective under the applicable laws of the State of New York, and to deliver evidence of such effectiveness to Lender, not later than January 8, 1997.


SECTION 3. INTEREST AND FEES

     3.1 Interest.

           (a) Each Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations of such Borrower at the Interest Rate. All interest accruing on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

           (b) Each Borrower may from time to time request that Prime Rate
Loans be converted to Eurodollar Rate Loans or that any existing
Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from a Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) such Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to such Borrower from time to time for requests by a Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans to all Borrowers must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by such Borrower and all other Borrowers shall not exceed the amount equal to eighty percent (80%) of the daily average of the principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by a Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.


             (c) Any Eurodollar Rate Loans shall automatically convert to
Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to the applicable Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed (or would exceed but for such conversion and after giving effect to all repayments of Revolving Loans during such Interest Period) either
(A) the aggregate principal amount of the Loans then outstanding, or (B) the then outstanding principal amount of the Revolving Loans then available to Borrowers under Section 2 hereof. Each Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing at any time other than the end of the applicable Interest Period.

             (d) Interest shall be payable by each Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by any Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2 Closing Fee. Borrowers shall jointly and severally pay to Lender as a closing fee the amount of $375,000, which shall be fully earned as of the date hereof, and $250,000 of which shall be payable on the date hereof and $125,000 of which shall be payable on the first anniversary of the date hereof.

     3.3 Servicing Fee. Borrowers shall jointly and severally pay to Lender monthly a servicing fee in an amount equal to $4,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Loans, Letter of Credit Accommodations, or other Obligations (other than indemnification obligations continuing after the termination of this Agreement) are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

     3.4 Unused Line Fee. Borrowers shall jointly and severally pay to Lender monthly an unused line fee at a rate equal to one-quarter of one (1/4%) percent per annum calculated upon the amount by which $40,000,000 exceeds the average daily principal balance of the aggregate outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

     3.5   Changes in Laws and Increased Costs of Loans.

             (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender or the Reference Bank to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Each Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender or the Reference Bank for any loss (including loss of anticipated profits), cost or expense incurred by such Person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

             (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, each Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender or the Reference Bank for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Person to make or maintain such Eurodollar Rate Loans or any portion thereof.


SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

             (a) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements; without limiting the foregoing, Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lender or lenders to Borrowers of their respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and property of each Borrower and each Obligor, duly authorized, executed and delivered by it, including, but not limited to,
(i) UCC termination statements for all UCC financing statements previously filed by it or its predecessors, as secured party, and any Borrower or any Obligor, as debtor, and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or any Obligor in favor of such existing lender or lenders, in form acceptable for recording in the appropriate government office;

             (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

             (c) no material adverse change shall have occurred in the assets, business or prospects of any Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

             (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrowers, the results of which shall be satisfactory to Lender, not more than seven (7) Business Days prior to the date hereof;

             (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors and warehousemen of Lender's security interests in the Collateral, waivers or subordination and standstill agreements by such persons of any security interests, liens or other claims by such persons to the Collateral, and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

             (f) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

             (g) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Lender may request;

             (h) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $2,500,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

             (i) Lender shall have received a written agreement from Calvin Klein, Inc., in form and substance satisfactory to Lender, containing certain agreements facilitating Lender's enforcement of its security interest in Inventory bearing trademarks licensed under the License Agreement dated as of May 26, 1994 (the "Calvin Klein License") between Calvin Klein, Inc. and Calvin Klein Home, Inc.; and

             (j) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

     4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to any Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

             (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

             (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5. GRANT OF SECURITY INTEREST

     To secure payment and performance of all Obligations, each Borrower and HI New York hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

     5.1 Accounts;

     5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, all licenses (other than the Calvin Klein License and any sublicenses thereunder), whether as licensor or licensee, choses in action and other claims), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties, in each case which are a part of, are related to, or arise in connection with or from any Accounts, Inventory, or proceeds thereof;

     5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of such Borrower or HI New York now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of such Borrower or HI New York, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

     5.4 Inventory;

     5.5 Records; and

     5.6 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.


SECTION 6. COLLECTION AND ADMINISTRATION

     6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of each Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2 Statements. Lender shall render to each Borrower each month a statement setting forth the balance in such Borrower's loan account(s) maintained by Lender for such Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by each Borrower and conclusively binding upon each Borrower as an account stated except to the extent that Lender receives a written notice from a Borrower of any specific exceptions of such Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to a

Borrower a written statement as provided above, the balance in such Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by such Borrower.

     6.3 Collection of Accounts.

             (a) Each Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which each Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

             (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account. For purposes of calculating the amount of the Revolving Loans available to a Borrower such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

             (c) Each Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with any Borrower's own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of each Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

             (d) Each of the Borrowers and Guarantors agrees that the collection of Accounts of HI Delaware, Calvin Klein Home, Inc., and R.A.
Briggs and Company may be deposited to a single Blocked Account in the name of HI Delaware and credited to the loan account of HI Delaware until such Borrowers report to Lender on the actual allocation of such collections among such Borrowers. For the purposes of determining the amount of Revolving Loans available to such Borrowers prior to such actual allocation of any day's collections, Lender may deem such collections to be allocated among such Borrowers in the same proportions as the average daily collection of such Borrowers during the most recently ended six-month period. Such Borrowers agree to report to Lender the actual allocations of a day's collections within three Business Days after receipt of detailed deposit information for such collection from the bank maintaining the applicable Blocked Account, or at such other times as Lender may agree.

        6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from a Borrower or for the account of a Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines; provided, however, that when no Event of Default has occurred and is continuing, all payments shall be applied first to the Obligations other than the principal of the Eurodollar Rate Loans that are not then due and payable, until there are no such Obligations outstanding, and then to the principal of such Eurodollar Rate Loans. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to any loan account of the applicable Borrower. Each Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Each Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or the Borrowers' Representative who has been designated in writing as authorized to give such instructions, or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, a Borrower when deposited to the credit of such Borrower or otherwise disbursed or established in accordance with the instructions of such Borrower or in accordance with the terms and conditions of this Agreement.

     6.6 Use of Proceeds. Each Borrower shall use the initial proceeds of the Loans provided by Lender to such Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by such Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to a Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7. COLLATERAL REPORTING AND COVENANTS

     7.1 Collateral Reporting. Each Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a daily or other basis as required by Lender, a schedule of Accounts; (b) on a weekly basis, inventory reports by category, product mix, and location; (c) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports and (ii) agings of accounts payable; (d) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory acquired by such Borrower; (e) agings of accounts receivable on a monthly basis or more frequently as Lender may request; and (f) such other reports as to the Collateral as Lender shall request from time to time. If any of a Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.


     7.2 Accounts Covenants.

             (a) Each Borrower shall notify Lender promptly of: (i) any material delay, beyond such Borrower's customary practices with an account debtor, in such Borrower's manufacture or delivery of goods or performance of services to or for such account debtor, or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to such Borrower's knowledge, would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted by any Borrower to any account debtor without Lender's consent, except in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, each Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any of its account debtors. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

             (b) Each Borrower shall promptly report to Lender any return of Inventory by an account debtor having a sales price in excess of $25,000. At any time that Inventory is returned, reclaimed or repossessed, the related Account shall not be deemed an Eligible Account, except to the extent of any undisputed amount in excess of the amount represented by such returned, reclaimed, or repossessed Inventory and which otherwise constitutes an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, the applicable Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

             (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of the applicable Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement and
(v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

             (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.


             (e) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments which such Borrower now owns or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

             (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations (other than reducing the outstanding balance of the Obligations by the application of payments actually received), (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender, and each Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

     7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's Cost therefor and daily withdrawals therefrom and additions thereto; without limiting the generality of the foregoing, HI Delaware shall update its standard costs and its standard cost accounting practices in accordance with GAAP, not later than December 31, 1996; (b) each Borrower shall conduct a physical count of the Inventory at least as frequently as has been such Borrower's practice during the twelve months preceding the date of this Agreement and in any event at least once each year, but at any time or times as Lender may request at any time an Event of Default exists or has occurred and is continuing, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) no Borrower shall remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of such Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, a Borrower shall, at its expense, no more than once in any calendar year, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) no Borrower shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower to repurchase such Inventory, except for sales by The Rug Barn, Inc. in accordance with its customary return practices disclosed to Lender; (h) each Borrower shall keep the Inventory in good and marketable condition; and (i) no Borrower shall, without prior written notice to Lender, acquire or accept any Inventory on consignment.

     7.4 Equipment Covenants. Each Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted), and shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws.

     7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew any Account, (vi) discharge and release any Account, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to such Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which such Borrower's mail is deposited, (iii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations,
(iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in such Borrower's name and file any UCC financing statements or amendments thereto to the fullest extent permitted by law. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.6 Right to Cure. Lender may, at its option, (a) cure any default by a Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against a Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender shall not take any action under the preceding sentence unless a Borrower has failed to take such action within two (2) business days after Lender's demand on such Borrower to take such action, unless Lender determines in its sole judgment exercised in good faith and in accordance with its customary credit policies that so delaying such action could reasonably be expected to have a Material Adverse Effect. Lender may add any amounts so expended to the Obligations and charge the applicable Borrower's account therefor, such amounts to be repayable by such Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of each Borrower, (a) Lender or its designee shall have complete access to all of each Borrower's premises during normal business hours and after notice to the applicable Borrower, or at any time and without notice to any Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's books and records, including, without limitation, the Records, and (b) each Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designees may use during normal business hours such of each Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8. REPRESENTATIONS AND WARRANTIES

     Each Borrower and Guarantor other than Holdings (as to itself except as the context otherwise requires), Holdings (as to itself and each Borrower and other Guarantor) and HI New York hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

     8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower and Guarantor and HI New York is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's and Guarantor's and HI New York's corporate powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's or Guarantor's or HI New York's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower or Guarantor or HI New York is a party or by which such Borrower or Guarantor or HI New York or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower and Guarantor and HI New York enforceable in accordance with their respective terms. No Borrower or Guarantor or HI New York has any subsidiaries except as set forth on the Information Certificate or as created in accordance with Section 9.10(g).

     8.2 Financial Statements; No Material Adverse Change. All financial statements relating to the Borrowers and Guarantors which have been delivered by any Borrower or Guarantor to Lender on or prior to any date that this representation and warranty is made or deemed to be made have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of such of the Borrowers and Guarantors as are included therein as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by any Borrower or Guarantor to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of any

Borrower or Guarantor, since the date of the most recent audited financial statements furnished by Borrowers and Guarantors to Lender prior to the date of this Agreement.

        8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and Guarantor and HI New York and each Borrower's Records concerning Accounts are located only at the address set forth below its signature to this Agreement and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of a Borrower or Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor or HI New York and sets forth the owners and/or operators thereof and to the best of the applicable Borrower's or Guarantor's knowledge, the holders of any mortgages on such locations.

        8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor and HI New York has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

        8.5 Tax Returns. Each Borrower and Guarantor and HI New York has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor and HI New York has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor or HI New York and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

        8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of any Borrower's or Guarantor's or HI New York's knowledge threatened, against or affecting any Borrower or Guarantor or HI New York, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's or Guarantor's or HI New York's knowledge threatened, against any Borrower or Guarantor or HI New York or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which has resulted, or if adversely determined against a Borrower or Guarantor or HI New York could reasonably be expected to result, in any Material Adverse Effect.

        8.7 Compliance with Other Agreements and Applicable Laws. No Borrower or Guarantor or HI New York is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Borrower and Guarantor and HI New York is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

     8.8 Employee Benefits.

         (a) No Borrower or Guarantor or HI New York maintains or is required to contribute to, and no Borrower or Guarantor or HI New York previously maintained or was previously required to contribute to, any employee pension benefit plan subject to Title IV of ERISA.

         (b) No Borrower or Guarantor or HI New York has engaged in any transaction in connection with which a Borrower or Guarantor or HI New
York or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code in an aggregate amount in excess of $500,000.

         (c) Full payment has been made of all amounts which any Borrower or Guarantor or HI New York or any of its ERISA Affiliates is required to have contributed under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof and where nonpayment could result in a liability to any Borrower or Guarantor or HI New York or any of its ERISA Affiliates in an aggregate amount in excess of $500,000, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan that is subject to Title IV of ERISA.
(d)
         (d) None of the Borrowers, Guarantors, HI New York or their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

     8.9 Environmental Compliance.

         (a) Except as set forth on Schedule 8.9 hereto, no Borrower or Guarantor or HI New York has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, where such violation has had or could reasonably be expected to have a Material Adverse Effect. The operations of each Borrower and Guarantor and HI New York comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

         (b) Except as set forth on Schedule 8.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of any Borrower's or Guarantor's or HI New York's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor or HI New York or the release, spill or discharge, threatened or actual, of any Hazardous
Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or Guarantor or HI New York or its business, operations or assets or any properties at which any Borrower or Guarantor or HI New York has transported, stored or disposed of any Hazardous Materials.

          (c) No Borrower or Guarantor or HI New York has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Each Borrower and Guarantor and HI New York has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower or Guarantor or HI New York under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     8.10 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor or HI New York in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Lender in writing.

     8.11 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing
Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor or HI New York shall now or hereafter give, or cause to be given, to Lender.


SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

      9.1 Maintenance of Existence. Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Each Borrower and Guarantor shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and each Borrower and Guarantor shall deliver to Lender a copy of the amendment to the Certificate of

Incorporation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower or Guarantor as soon as it is available.

     9.2 New Collateral Locations. Any Borrower may open any new location within the continental United States provided such Borrower or Guarantor
(a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

     9.3 Compliance with Laws, Regulations, Etc.

          (a) Each Borrower and Guarantor shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, ERISA, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws to the extent that the violation of any of the foregoing could reasonably be expected to have a Material Adverse Effect.

         (b) Each Borrower and Guarantor shall, at its expense, monitor its continued compliance with all Environmental Laws in all of its operations, including annual reviews of such compliance by employees or agents of each Borrower and Guarantor who are familiar with the requirements of the Environmental Laws. If such monitoring at any time reveals any condition that has had or could reasonably be expected to have a Material Adverse Effect, such Borrower or Guarantor shall promptly furnish, or caused to be furnished, to Lender all such non-privileged information available to Borrowers and Guarantors as would be necessary to describe such condition to Lender and its potential effects on Borrowers and Guarantors in reasonable detail. Each Borrower and Guarantor shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response if such noncompliance has had on could reasonably be expected to have a Material Adverse Effect.

        (c) Within three (3) Business Days after receiving or becoming aware of the following, each Borrower and Guarantor shall give both oral and written notice to Lender of such Borrower's or Guarantor's receipt of any notice of, or such Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material, other than in accordance with Environmental Law and all licenses, permits, certificates, approvals and similar authorizations thereunder or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by a Borrower or Guarantor that has had or could reasonably be expected to have a Material Adverse Effect or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material by a Borrower or Guarantor or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials by a Borrower or Guarantor or (D) any other environmental, health or safety matter, which affects any Borrower or Guarantor or its business, operations or assets or any properties at which any Borrower or Guarantor transported, stored or disposed of any Hazardous Materials.

     (d) Without limiting the generality of the foregoing, if Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any material non-compliance, with any Environmental Law, and if either an Event of Default exists or has occurred and is continuing or such Borrower or Guarantor has not taken action on its own to investigate and remediate any such non-compliance and made available to Lender copies of the surveys, audits, assessments, and studies obtained by such Borrower in connection therewith, then such Borrower and Guarantor shall, at Lender's request and such Borrower's or Guarantor's expense: (i) cause an independent environmental engineer or consultant reasonably acceptable to Lender to conduct such investigation (including, without limitation, such soil and water testing as such engineer or consultant deems necessary or appropriate in accordance with accepted standards and practices or as required by applicable law to determine the extent of suspected contamination) of the site where such non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such investigations, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or a Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

     (e) Each Borrower and Guarantor shall jointly and severally indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantee and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.4 Payment of Taxes and Claims. Each Borrower and Guarantor shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees jointly and severally to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by the Borrowers or Guarantors such amount shall be added and deemed part of the Obligations, provided, that, nothing contained herein shall be construed to require any Borrower or Guarantor to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5 Insurance. Each Borrower and Guarantor shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Each Borrower and Guarantor shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of such Borrower or Guarantor. All such policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for the Borrower or Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower and Guarantor shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies with respect to the Collateral and each Borrower and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by a Borrower or Guarantor or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine (subject to Section 6.4) or hold such proceeds as cash collateral for the
Obligations.   If Lender receives insurance proceeds with respect to any assets or property of a Borrower or Guarantor this is not Collateral and that is subject to a security interest of another Person, then Lender shall turn over such proceeds to the Person or Persons legally entitled to receive them.

     9.6 Financial Statements and Other Information.

       (a) Each Borrower and Guarantor shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower or Guarantor and its subsidiaries (if any) in accordance with GAAP and each Borrower and Guarantor shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated and (beginning with the financial statements for the month ended January 31, 1997) consolidating financial statements (including in each case balance sheets, statements of income and loss and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Holdings and its subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated and (beginning with the fiscal year ending December 31, 1997) unaudited consolidating financial statements of Holdings and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Holdings and its subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants as to the audited financial statements, which accountants shall be an independent accounting firm selected by Holdings and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Holdings and its subsidiaries as of the end of and for the fiscal year then ended.

        (b) Each Borrower and Guarantor shall promptly notify Lender in writing of the details of (i) any loss or damage to any Collateral having a cost in excess of $50,000 or which would result in any material adverse change in any Borrower's or Guarantor's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

        (c) Each Borrower and Guarantor shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which such Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

        (d) Holdings and each Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Holdings, the Borrowers and any subsidiaries, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of a Borrower or Guarantor to any court or other government agency or to any participant or assignee or prospective participant or assignee. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at such Borrower's or Guarantor's expense, copies of the financial statements of such Borrower or Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of such Borrower or Guarantor and to disclose to Lender such information as they may have regarding the business of such Borrower or Guarantor. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by the applicable Borrower or Guarantor to Lender in writing.

        9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc.

            (a) No Borrower or Guarantor shall directly or indirectly, except as provided in subsection (b) of this Section, (i) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (ii) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person, or (iii) form or acquire any subsidiaries, or (iv) wind up, liquidate or dissolve, or
(v) agree to do any of the foregoing.

            (b) Notwithstanding any foregoing provision of this Section 9.7 to the contrary: (i) a Borrower or Guarantor may sell Inventory in the ordinary course of business; (ii) a Borrower or Guarantor (other than Holdings) may merge into another Borrower or Guarantor (other than Holdings) with the prior written consent of Lender, which shall not be unreasonably withheld; (iii) a Borrower or Guarantor may sell or otherwise dispose of assets or property, other than Collateral, so long as (A) no Event of Default then exists or has occurred or would exist or occur after giving effect thereto, (B) the sole consideration received in such sale or disposition is cash, (C) the consideration





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

received is not less than the fair market value of the assets or property sold or disposed of, (D) the aggregate amount of consideration received from all such sales and dispositions in any twelve-month period, including such proposed sale or disposition, does not exceed $3,500,000, (E) all proceeds received from such sale or disposition (net of taxes, commissions, and other reasonable expenses paid or incurred in connection therewith and net of any amount due to the holder of any debt secured by the assets or property sold or disposed of which is required to be paid upon such sale or disposition) are immediately paid to Lender for application to the Obligations, and (F) the Borrowers and Guarantors thereafter make such investments, capital expenditures, or asset purchases as shall be necessary to avoid the obligation to make an offer to purchase Senior Notes or Preferred Stock (or indebtedness or preferred stock issued in accordance with this Agreement to refinance or redeem, or in exchange for, Senior Notes or Preferred Stock) as a result of such sale or disposition; (iv) any Borrower or Guarantor (other than Holdings) may issue common stock to a Borrower or Guarantor that is currently its stockholder so long as any consideration paid therefor complies with Section 9.10 and such common stock, if redeemable, is not redeemable prior to 60 days after the termination of this Agreement and the full and final payment and performance of the Obligations; (v) Holdings may issue non-redeemable common stock or redeemable common stock that is not redeemable prior to 60 days after the termination of this Agreement and the full and final payment and performance of the Obligations; (vi) Holdings may issue preferred stock which is in addition to the Preferred Stock or any preferred stock issued pursuant to clause (vii) of this subsection and which is not redeemable prior to 60 days after the termination of this Agreement and the full and final payment and performance of the Obligations; (vii) Holdings may issue preferred stock in exchange for, or the proceeds of which are used to redeem, the Preferred Stock, so long as (A) no Event of Default then exists or has occurred or would exist or occur after giving effect thereto, (B) the rates and amounts of the dividends and redemption and other payments of such new preferred stock are no greater, and the required payment dates are no more frequent or earlier, than under the Preferred Stock,
(C) the subordination terms and structure of such new preferred stock with respect to the Obligations are identical to those set forth in the Certificate of Designation or are otherwise acceptable in form and substance to Lender, (D) no funds for any such redemption of the Preferred Stock are provided by any Borrowers or Guarantor except in accordance with Section 9.11, and (E) the Lender shall have determined in its reasonable judgment that the terms of such new preferred stock are no less favorable to Lender, Holdings, Borrowers, and the other Guarantors than the Preferred Stock; (viii) Holdings may issue Preferred Stock (or preferred stock of the class and series issued pursuant to clause (vii) of this subsection) in payment of dividends on the Preferred Stock or such other preferred stock, respectively; and (ix) a Borrower or Guarantor may transfer Equipment in a like-kind exchange or may dispose of Equipment that is obsolete or no longer useable or useful by trading it in connection with the acquisition of new Equipment.

     9.8 Encumbrances. No Borrower or Guarantor shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books; (c) non-consensual, inchoate and unperfected workers', mechanics', suppliers, or similar statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's or Guarantor's business to the extent: (i) such liens secure indebtedness or





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

obligations which is not overdue or (ii) such liens secure indebtedness or obligations relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of a Borrower or Guarantor as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (f) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Borrower or any Guarantor thereof is a party as lessee made in the ordinary course of business; (g) deposits securing statutory obligations of any Borrower or any Guarantor, (h) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing liabilities not past due in an outstanding aggregate amount not in excess of $50,000 at any time; (i) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Borrower or any Guarantor is a party; (j) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay and provided that no action has been taken to enforce such lien when a stay is not in effect; (k) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $7,500,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of any Borrower or Guarantor other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (l) the security interests and liens set forth on Schedule 8.4 hereto; and (m) other liens and security interests securing indebtedness otherwise permitted hereby in an aggregate principal amount not exceeding $100,000 at any time, so long as such liens and security interests do not attach to the Collateral unless the holder thereof has entered into an intercreditor agreement with Lender satisfactory in form and substance to Lender. Lender agrees that Sections 4.13 and 4.14 of the Indenture, restricting, respectively, liens and dividends and distributions, do not constitute breaches of this Section 9.8.

     9.9 Indebtedness. No Borrower or Guarantor shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not unpaid more than 50 days past the invoice dates thereof, or with respect to which the applicable Borrower or Guarantor is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, and with respect to which adequate reserves have been set aside on its books; and any obligation, not in connection with the borrowing of money or the deferred payment for the purchase of property, secured by a lien or encumbrance permitted under Section 9.8; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; (d) deferred taxes; (e) unfunded employee benefit plan obligations to the extent that, as a result thereof, no Borrower or Guarantor is in violation of applicable law or has become or could reasonably be expected to become liable for any penalty or tax in an aggregate





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

amount in excess of $500,000; (f) the Senior Notes and the obligations or indebtedness set forth on the Information Certificate; provided, that, (i) the applicable Borrower or Guarantor may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) no Borrower or Guarantor shall, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, if the effect is to: (1) increase the interest rate on such indebtedness; (2) change the dates upon which payments of principal or interest are due on such indebtedness other than to extend such dates; (3) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such indebtedness; (4) change the redemption or prepayment provisions of such indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith or to provide for earlier redemption at such Borrower's or Guarantor's option; (5) grant any security or collateral in favor of such indebtedness; (6) change or amend in any way the guarantees given by any Borrower or Guarantor in favor of the holder of such indebtedness; or (7) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such indebtedness in a manner adverse to any Borrower, any Guarantor, or Lender; or (B) redeem, retire, defease, prepay, purchase or otherwise acquire such indebtedness prior to its stated maturity, or set aside or otherwise deposit or invest any sums for such purpose except:
(1) a repurchase by Holdings of Senior Notes in connection with an "Asset Sale" permitted pursuant to a waiver by Lender of compliance with Section
9.7(b)(iii), (2) a repurchase by Holdings of Senior Notes pursuant to an offer required to be made under the Indenture in connection with a "Change of Control" as defined in the Indenture (and provided that no funds for such repurchase are provided by any Borrower or other Guarantor except in accordance with Section 9.11), (3) a redemption or repurchase with the proceeds of refinancing indebtedness permitted under subsection (h) of this Section, and
(4) a redemption or repurchase with the proceeds of an issuance of capital stock permitted by Section 9.7, (iii) each Borrower and Guarantor shall furnish to Lender all notices or demands in connection with such indebtedness either received by such Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by such Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be, and (iv) in the case of any such indebtedness which is subordinated to the payment of the Obligations, no Borrower or Guarantor shall make any payment in respect of such indebtedness that is contrary to the term of such indebtedness as in effect on the date hereof; (g) unsecured indebtedness of a Borrower or Guarantor in an aggregate outstanding principal amount of any time not exceeding $2,000,000, which is subordinated to the payment of the Obligations on terms acceptable in form and substance to Lender, and as to which the applicable Borrower or Guarantor has complied with the last sentence of this Section 9.9; provided, that, the applicable Borrower or Guarantor shall comply with the terms of the proviso to clause (f) of this Section with respect to such subordinated indebtedness to the same extent as if such terms were set forth in this clause;
(h) indebtedness of a Borrower or Guarantor, the proceeds of which are used to refinance indebtedness of such Borrower or Guarantor permitted under clauses
(c) or (f) of this Section, so long as (i) such Borrower or Guarantor has complied with the last sentence of this Section 9.9 in connection therewith,
(ii) the principal amount of such refinancing indebtedness does not exceed the outstanding principal balance of the indebtedness being refinanced plus any required prepayment penalties or premiums and the reasonable and customary costs and expenses of such refinancing; (iii) such refinancing indebtedness is not guaranteed by any Borrower or Guarantor that did not guaranty the refinanced indebtedness, and any such new guaranty is subordinated to the payment of the Obligations on terms either identical to the subordination provisions of the guaranty of the refinanced indebtedness or otherwise acceptable in form and substance to Lender, (iv) the rates and amounts of interest, principal, redemption, and other payments in respect of the refinancing indebtedness are no greater, and the required payment dates thereof are no more frequent or earlier, than under the refinanced indebtedness, (v) no funds for any such refinancing are provided by any Borrower or Guarantor except in accordance with Section 9.11, and (vi) Lender shall have determined in its reasonable judgment that the terms and conditions of such refinancing indebtedness are no less favorable to Lender, Holdings, Borrowers, and Guarantors than the refinanced indebtedness; provided, that, the applicable Borrower or Guarantor shall comply with the terms of the proviso to clause (f) of this Section with respect to such refinancing indebtedness to the same extent as if such terms were set forth in this clause; (i) indebtedness of a Borrower or Guarantor to any other Borrower or Guarantor in respect of a loan or advance permitted by Section 9.10; and (j) rental obligations under operating leases of real or personal property. In connection with any indebtedness proposed to be issued pursuant to clause (g) or (h) of the preceding sentence, the Borrower or Guarantor proposing to issue such indebtedness shall (x) give Lender not less than 15 days' prior written notice of the intent to issue such indebtedness and of all material terms and conditions of such indebtedness, (y) not less than three days prior to the proposed issuance of such indebtedness, provide to Lender the latest drafts of all of the agreements and documents relating to such indebtedness, and (z) provide Lender with such other information regarding such indebtedness as Lender may request.

     9.10 Loans, Investments, Guarantees, Etc. No Borrower or Guarantor shall directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments (which shall not exceed $1,000,000 in the aggregate at any time that any Loans or Letter of Credit Accommodations are outstanding) in: (i) short-term direct obligations of the United States Government or any agency thereof backed by the full faith and credit of the United States of America, (ii) negotiable certificates of deposit issued by any bank incorporated or chartered under the laws of the United
States of America or any state thereof having combined capital, surplus, and undivided profits of not less than $300,000,000 and having a senior secured rating of "A" (or the equivalent) or better by a nationally recognized rating agency, payable to the order of such Borrower or Guarantor or to bearer and delivered to Lender (provided that the aggregate amount invested in the certificates of deposit of any one bank shall not exceed $100,000 at any one time), (iii) commercial paper rated A1 or P1, and (iv) time deposits, maturing not more than 30 days from the date of creation thereof, with commercial banks, savings banks, or savings and loan associations having membership in the Federal Deposit Insurance Corporation and in amounts not exceeding the maximum amounts of deposit insurance thereunder; provided, that, as to any of the foregoing, unless waived in writing by Lender, such Borrower or Guarantor shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) the guarantees set forth in the Information Certificate and other guarantees of any indebtedness permitted by
Section 9.9; (d) equity investments by Holdings in any Borrower or Guarantor made with the proceeds of stock issuances permitted by Section 9.7; (e) equity investments by any Borrower or Guarantor (other than Holdings) in, and loans and advances to any Borrower or Guarantor (other than Holdings) so long as (i) such investments, loans, and advances are used by the recipient for working capital purposes only, (ii) the aggregate cumulative amount of such equity investments by all Borrowers and Guarantors (other than Holdings) plus the aggregate net outstanding principal balance of such loans and advances by all Borrowers and Guarantors (other than Holdings) shall not exceed at any time the sum of the amount of unrepaid equity investments by Holdings under clause
(d) of this Section plus $10,000,000, (iii) any such loans and advances are unsecured and repayable on demand, and (iv) after giving effect to any such investment, loan or advance by a Borrower, such Borrower will have borrowing availability for Revolving Loans under Section 2.1 that is at least equal to its working capital requirements for the next succeeding 90 days, based on such Borrower's historical financial performance; (f) loans and advances to employees for travel and other normal and customary business expenses consistent with reasonable historical practices; and (g) acquisitions by a Borrower or Guarantor (other than Holdings) of any assets or capital stock of any Person so long as
(i) after giving effect thereto, the Borrowers have Excess Availability in the aggregate in excess of $7,500,000, (ii) no Event of Default then exists or has occurred and is continuing or would exist or occur after giving effect thereto,
(iii) in the case of an acquisition of capital stock, the issuer of such capital stock will be a wholly owned subsidiary of a Borrower upon the consummation of such acquisition and such issuer shall have executed and delivered a guaranty of the Obligations and a written agreement to become a Guarantor for all purposes of this Agreement, each in form and substance acceptable to Lender, and (iv) the assets so acquired are, or the business of the subsidiary so acquired is, reasonably related to the business in which Borrowers are engaged on the date hereof.

     9.11 Dividends and Redemptions. No Borrower or Guarantor (other than Holdings) shall, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except (a) dividends or distributions to Holdings to enable Holdings to: (i) pay Federal, state, and local taxes attributable to the income of the Borrowers and other Guarantors;
(ii) pay fees and expenses to maintain its corporate existence and good standing and to comply with federal and state securities laws; (iii) to pay legal and accounting fees to persons not affiliated with the Borrowers and Guarantors for legal and accounting services provided to the Borrowers and Guarantors; and (iv) to pay reasonable base salaries and employee benefits to employees of Holdings and to pay other reasonable expenses related to providing management, financial, and other services to the Borrowers and other Guarantors in an aggregate amount not to exceed $2,000,000 in any fiscal year of the Borrowers and Guarantors; and (b) when no Event of Default exists or has occurred and is continuing or would exist or occur after giving effect thereto, dividends or distributions to Holdings to enable Holdings to: (i) pay equal monthly installments of the management fee payable under the Management Fee Agreement dated May 4, 1994, as amended, between Howard Industries, Inc. and Holdings, not to exceed $750,000 per annum; if any installments of such management fee are not paid due to the existence or continuation of an Event of Default, then after such Event of Default has been cured or waived, and so long as no other Event of Default then exists or has occurred and is continuing or would exist or occur after giving effect thereto, Borrowers and Guarantors may pay dividends or distributions to Holdings to enable Holdings to pay such accrued but unpaid installments together with then current installments of such fee; (ii) redeem or repurchase capital stock of Holdings from executive officers of Holdings upon death, permanent disability, or termination of employment, so long as the aggregate cash purchase price for all such redemptions and repurchases does not exceed $750,000 in any fiscal year of Holdings; (iii) pay annual bonuses in the ordinary course of business to management employees of Holdings based on Borrowers' prior years' performance in an aggregate amount not to exceed $2,000,000; (iv) to pay interest on the Senior Notes, or on any other indebtedness incurred or maintained in accordance with this Agreement, on the interest payment dates and at the interest rates in effect on the date hereof or as modified or established in accordance with this Agreement; (v) to pay dividends on the Preferred Stock, or any preferred stock issued in accordance herewith, or to redeem or repurchase the Preferred Stock or such other preferred stock, or redeem or repurchase the Senior Notes or any other indebtedness incurred or maintained in accordance with this Agreement, so long as, after giving effect to any such dividend, redemption or repurchase, the Borrowers have Excess Availability in the aggregate in excess of $7,500,000; and (vi) in the event that Lender, in its sole discretion, waives compliance with Section 9.7(b)(iii), to pay such portion of the "Net Proceeds" of an "Asset Sale" (as defined in the Indenture or Certificate of Designation, as the case may be) as Holdings is required to apply to purchase Senior Notes or Preferred Stock (or indebtedness or preferred stock issued in accordance with this Agreement to refinance or redeem or in exchange for the Senior Notes or the Preferred Stock, respectively) in accordance with the Indenture or the Certificate of Designation, respectively.

     9.12 Transactions with Affiliates. No Borrower or Guarantor shall enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except (a) transactions set forth on Schedule 9.12 and (b) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Guarantor's business and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person.

     9.13 Adjusted Tangible Net Worth. Borrowers shall maintain an aggregate Adjusted Tangible Net Worth of not less than negative ($76,950,000). In the event of any change in GAAP that Holdings' independent certified public accountants determine should be adopted by Holdings in the preparation of its financial statements, and the application of which results in a material decrease or increase in its Tangible Net Worth compared to the amount calculated under GAAP as adopted and applied by Holdings on the date hereof, Lender and Holdings and Borrowers shall attempt in good faith to agree upon a revised amount for the minimum Adjusted Tangible Net Worth required by this Section. To the extent that Lender, Holdings, and Borrowers have not reached such agreement, each financial statement required to be delivered under Section 9.6(a) after the applicable change in GAAP shall be accompanied by a calculation of Holdings' Adjusted Tangible Net Worth under GAAP as adopted and applied by Holdings on the date hereof.

     9.14 Compliance with ERISA. No Borrower or Guarantor shall with respect to any "employee pension benefit plans" maintained by such Borrower or Guarantor or any of its ERISA Affiliates:

          (a) (i) terminate any of such employee pension benefit plans so as to incur any liability in excess of $500,000 to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject such Borrower or Guarantor or such ERISA Affiliate to a tax or penalty or other liability in excess of $500,000 on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, where nonpayment could result in any liability in excess of $500,000, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan that is subject to Title IV of ERISA, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which could reasonably be expected to present a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is subject to Title IV of ERISA and that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation in excess of $500,000 or (vi) incur any withdrawal liability with respect to any multiemployer pension plan in excess of $500,000.

         (b) As used in this Section 9.14, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and Section 406 of ERISA.

     9.15 Costs and Expenses. Each Borrower shall jointly and severally pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) customary charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $600 per person per day for Lender's examiners in the field and office; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     9.16 Agreements.

         (a) The Calvin Klein License shall not be amended, modified or terminated by Calvin Klein Home, Inc. or any other Borrower or Guarantor without the prior written consent of Lender, if such amendment, modification, or termination has or could reasonably be expected to have a Material Adverse Effect.

         (b) No Borrower or Guarantor shall enter into any agreements, or otherwise become subject to any restriction, which would prohibit or otherwise restrict the ability of any Borrower or Guarantor to (i) pay any dividends or make any other distributions on its capital stock or other ownership interest,
(ii) make loans or advances to another Borrower or a Guarantor, (iii) transfer any of its properties or assets to another Borrower or to a Guarantor, or (iv) encumber its assets or properties, except in each such case, under this Agreement, or as in effect on the date hereof, or as otherwise permitted under
Section 4.14 of the Indenture.

         (c) Holdings shall not amend, modify, alter, or change the terms of the Preferred Stock (or any preferred stock issued in accordance herewith in exchange for or to redeem the Preferred Stock) or the Certificate of Designation or any other agreement, document, or instrument related thereto, if the effect thereof is to (1) increase the dividend rate on such stock, except to the extent that the increase in the amount of dividends is payable solely in shares of Preferred Stock or such other preferred stock and the payment of such stock dividend would not cause an Event of Default to occur or exist, (2) change the dates upon which dividends are payable other than to extend such dates, (3) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such stock, (4) change the redemption provisions other than to extend the dates therefor or to reduce the premiums payable in connection therewith or to provide for earlier redemption at the option of Holdings, or
(5) change or amend any other term if such change or amendment would materially increase the obligations of Holdings or confer additional material rights on the holder of such stock in a manner adverse to any Borrower, any Guarantor, or Lender.

    9.17 Further Assurances. At the request of Lender at any time and from time to time, each Borrower and Guarantor and HI New York shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of a Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) (i) any Borrower fails to pay when due any of the Obligations or
(ii) any Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than as described in Section 10.1(a)(i) and such failure shall continue for five (5) Business Days; provided, that, such five (5) Business Day period shall not apply in the case of: (A) any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such five (5) Business Day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by a Borrower or any Obligor of any such term, covenant, condition or provision, or (C) the failure to observe or perform any of the covenants or provisions contained in Section 6.3, 6.6, 7.1, 7.2, 7.3, or 7.7, the first sentence of Section 9.1, or Section 9.2, 9.4, 9.5, 9.6(a), or 9.7 through 9.15 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements.

          (b) any representation, warranty or statement of fact made by any Borrower or Obligor to Lender in this Agreement, the other Financing
Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment for the payment of money is rendered against any Borrower or any Obligor in excess of $500,000 in the aggregate (except a judgment in the proceeding described on Schedule 10.1(d)) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any Obligor or any of their assets;

          (e) any Borrower or any Obligor dissolves or suspends or discontinues doing business;

          (f) any Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

         (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or for all or any part of its property;

         (i) any default by any Borrower or any Obligor (A) under the Senior Notes or any indebtedness issued in accordance with this Agreement to refinance the Senior Notes or (B) under any agreement, document or instrument relating to any other indebtedness for borrowed money owing to any Person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any Person other than Lender, and (1) which defaults involves any failure to make any payment in respect of such indebtedness or other obligation when due or (2) which default is in respect of indebtedness or other obligation in an amount in excess of $500,000, has continued for more than the applicable cure period, if any, with respect thereto, and entitles the holder of such indebtedness or other obligation to declare such indebtedness or other obligation to be due and payable prior to its stated maturity, or (C) any contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto and entitles the other party thereto to terminate any such contract or other agreement and such termination could reasonably be expected to result in a Material Adverse Effect;

         (j) any "Change of Control" occurs under and as defined in the Indenture or the Certificate of Designation;

         (k) the indictment or threatened indictment of any Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of any Borrower or any Obligor;

         (l) either The Rug Barn, Inc. or HI Delaware shall cease to be a wholly owned subsidiary of Holdings, or any other Borrower or Guarantor shall cease to be wholly owned by the other Borrowers and Guarantors;

         (m) any event occurs that gives any holder of Senior Notes, Preferred Stock or indebtedness or preferred stock issued in accordance with this Agreement to refinance or redeem or in exchange for the Senior Notes or Preferred Stock, a mandatory right of redemption or repayment, or obligates Holdings or any Borrower or any other Guarantor to repurchase or offer to repurchase Senior Notes, Preferred Stock, or such other indebtedness or preferred stock, unless such right or obligation is waived in full in writing within ten (10) days after the date such right or obligation first arises; or

         (n) there shall be an event of default under any of the other Financing Agreements.

     10.2 Remedies.

         (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

         (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower, at such Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower, which right or equity of redemption is hereby expressly waived and released by each Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to a Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

         (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

         (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default (including without limitation, any event described in Section 10.1(g) prior to the passage of any time period set forth therein), Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to any Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to any Borrower.

         (e) Without limiting any other provision of this Section, each of the Borrowers, Guarantors, and HI New York agrees that the manner of disposing of the Inventory of Calvin Klein Home, Inc. set forth in that certain letter agreement dated November 8, 1996, among Lender, Calvin Klein, Inc., and Calvin Klein Home, Inc., re: Acknowledgment of Lender's Rights with respect to License Agreement and Licensed Articles, shall be commercially reasonable.


SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS
            AND CONSENTS; GOVERNING LAW

     11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

         (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).


         (b) Each Borrower, Guarantor, HI New York and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, for New York County, and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against HI New York, any Borrower or Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against HI New York, any Borrower or Guarantor or its property).

         (c) Each Borrower and Guarantor and HI New York hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon such Borrower or Guarantor or HI New York in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor or HI New York shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Lender against such Borrower or Guarantor or HI New York for the amount of the claim and other relief requested.

         (d) EACH BORROWER, GUARANTOR, HI NEW YORK, AND LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii)
IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER, GUARANTOR, HI NEW YORK AND LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE
DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER OR GUARANTOR OR HI NEW YORK OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (e) Lender shall not have any liability to any Borrower or Guarantor or HI New York (whether in tort, contract, equity or otherwise) for losses suffered by any Borrower or Guarantor or HI New York in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     11.2 Waiver of Notices. Each Borrower and Guarantor and HI New York hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor or HI New York which Lender may elect to give shall entitle any Borrower or Guarantor or HI New York to any other or further notice or demand in the same, similar or other circumstances.

     11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4 Waiver of Counterclaims. Each Borrower and Guarantor and HI New York waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 Indemnification. Each Borrower and Guarantor and HI New York shall jointly and severally indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Borrower and Guarantor and HI New York shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

     12.1 Term.

        (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously and must be terminated as to all and not less than all of the Borrowers. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall jointly and severally pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure

Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with issued and outstanding Letter of Credit Accommodations and any other contingent Obligations (other than contingent indemnification obligations that continue after the termination of this Agreement), including checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by a Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

         (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Loans, Letter of Credit Accommodations and other Obligations (other than contingent indemnification obligations that continue after the termination of this Agreement) have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations (other than contingent indemnification obligations that continue after the termination of this Agreement) have been fully and finally discharged and paid.

         (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, each Borrower agrees to pay jointly and severally to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:





               Amount                    Period
               ------                    ------
(i)    4% of Maximum Credit  November __, 1996 to and including November __,
                             1997

(ii)   2% of Maximum Credit  November __, 1997 to and including November __,
                             1998

(iii)  1% of Maximum Credit  November __, 1998 to and including November __,
                             1999



Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and each Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

     12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to each Borrower or Guarantor or HI New York at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) each deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers, HI New York and Guarantors and their respective successors and assigns, except that no Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, sell participations in or, with Borrowers' consent, assign, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the participant or assignee shall have, to the extent of such participation or assignment, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such participation or assignment; provided, however, that no consent of Borrowers shall be required for any assignment in connection with a sale of all or any substantial part of Lender's loan portfolio (whether in the form of an asset sale, stock transfer, merger, or otherwise).

     12.5 Participant's Security Interest. If a Participant shall at any time participate with Lender in the Loans, the Letter of Credit Accommodations or other Obligations, each Borrower and HI New York hereby grants to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of such Borrower and HI New York in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct lender.

     12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, Lenders, Borrowers, Guarantors and HI New York have caused these presents to be duly executed as of the day and year first above written.




LENDER                            BORROWERS
------                            ---------
CONGRESS FINANCIAL CORPORATION    THE RUG BARN, INC.


By:                               By:
   ------------------------          -------------------------------------------
Title:                            Title: Executive Vice President
      ---------------------
Address;                          Chief Executive Office:
-------                           ----------------------
1133 Avenue of the Americas       Highway 28 Bypass, Industrial Park Road
New York, New York 10036          Abbeville, SC 29620


                                  HOME INNOVATIONS, INC., a Delaware corporation


                                  By:
                                     -------------------------------------------
                                  Title: Executive Vice President

                                  Chief Executive Office:
                                  -----------------------
                                  346 East Plaza Drive, P.O. Box 297
                                  Mooresville, NC 28115


                                  CALVIN KLEIN HOME, INC.


                                  By:
                                     -------------------------------------------
                                  Title: Executive Vice President

                                  Chief Executive Office:
                                  -----------------------
                                  346 East Plaza Drive, P.O. Box 297
                                  Mooresville, NC 28115

                                  R. A. BRIGGS AND COMPANY


                                  By:
                                     -------------------------------------------
                                  Title: Executive Vice President

                                  Chief Executive Office:
                                  -----------------------
                                  143 Main Street
                                  Lake Zurich, IL 60047

[Loan and Security Agreement]


                                GUARANTORS

                                DECORATIVE HOME ACCENTS, INC.


                                By:
                                   ------------------------------------------
                                Title: Executive Vice President

                                Chief Executive Office:
                                -----------------------
                                Highway 28 Bypass, Industrial Park Road
                                Abbeville, SC 29620


                                DRAYMORE MFG. CORP.


                                By:
                                   ------------------------------------------
                                Title: Executive Vice President

                                Chief Executive Office:
                                -----------------------
                                346 East Plaza Drive, P.O. Box 297
                                Mooresville, NC 28115


                                HOME INNOVATIONS, INC., a New York
                                corporation


                                By:
                                   -------------------------------------------
                                Title: Chief Financial Officer

                                Chief Executive Office:
                                -----------------------
                                346 East Plaza Drive, P.O. Box 297
                                Mooresville, NC 28115














[Loan and Security Agreement]